 EXHIBIT 21.2

Puget Sound Energy, Inc.

SUBSIDIARIES

1.     ConneXt
       1301 Fifth Avenue
       Suite 1900
       Seattle, WASHINGTON  98101

2.     GP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

3.     LP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

4.     PSE Utility Solutions, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

5.     Puget Western, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

6.     Puget Sound Energy Services, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

7.     Washington Energy Gas Marketing Company
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, Washington 98004-5515

8.     WNG CAP I, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, Washington 98004-5515